UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2025

BANCPLUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2025, the board of directors (the “Company Board”) of BancPlus Corporation (the “Company”) and the board of directors (the “Bank Board”, and together with the Company Board, the “Boards”) of BankPlus, the Company’s wholly-owned subsidiary (the “Bank”), in consultation with the Nominating and Corporate Governance Committee of the Company Board, approved a leadership succession plan that includes several forthcoming changes in the Boards’ membership and management of the Company and the Bank.

Mr. Jones

Mr. B. Bryan Jones III, Chairman of the Boards, will retire effective as of December 31, 2025. Mr. Jones’ retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Mr. Ray

Mr. William A. Ray, Vice Chairman, President and Chief Executive Officer of the Company, will retire from such roles effective as of December 31, 2025 (the “Ray Transition Date”). Mr. Ray will also retire as Vice Chairman of the Boards but will continue serving as a director.

In connection with Mr. Ray’s retirement, the Company has entered into a Transition Agreement (the “Ray Transition Agreement”) with Mr. Ray, dated as of August 19, 2025. Pursuant to the Ray Transition Agreement, Mr. Ray will continue serving as the Company’s Vice Chairman, President and Chief Executive Officer through the Ray Transition Date. The Ray Transition Agreement provides that, subject to Mr. Ray’s continued employment through the Ray Transition Date, Mr. Ray will be entitled to receive (i) his current salary through the Ray Transition Date, (ii) reimbursement for business expenses incurred through the Ray Transition Date that are eligible for reimbursement under Mr. Ray’s existing employment agreement with the Company, and (iii) any vested benefits Mr. Ray may have under any retirement, health, or other welfare employee benefit plan of the Company through the Ray Transition Date in accordance with the terms of such employee benefit plan. Further, subject to Mr. Ray’s execution and non-revocation of a release of claims (the “Ray Release”), Mr. Ray will also be entitled to receive (a) accelerated vesting of all outstanding, unvested restricted stock awards (“RSAs”) held by Mr. Ray on the Ray Transition Date, (b) $2,300,000 in a single lump sum payment, and (c) the transfer of Mr. Ray’s MassMutual life insurance policy to Mr. Ray, provided that Mr. Ray will be solely responsible for payment of any and all premiums in connection with such life insurance policy after transfer.

The Ray Transition Agreement and Ray Release include customary covenants and confidentiality and non-disparagement provisions.

The foregoing summary of the Ray Transition Agreement is qualified in its entirety by the full text thereof, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Webb

Mr. Eugene F. Webb, Jr., Senior Executive Vice President and Chief Banking Officer of the Company and President and Chief Executive Officer of the Bank, will retire from such roles effective as of June 30, 2026 (the “Webb Transition Date”).

In connection with Mr. Webb’s retirement, the Company has entered into a Transition Agreement (the “Webb Transition Agreement”) with Mr. Webb, dated as of August 19, 2025. Pursuant to the Webb Transition Agreement, Mr. Webb will continue serving as Senior Executive Vice President and Chief Banking Officer of the Company and President and Chief Executive Officer of the Bank through the Webb Transition Date. The Webb Transition Agreement provides that, subject to Mr. Webb’s continued employment through the Webb Transition Date, Mr. Webb will be entitled to receive (i) his current salary through the Webb Transition Date, (ii) reimbursement for business expenses incurred through the Webb Transition Date that are eligible for reimbursement under Mr. Webb’s existing employment agreement with the Company, (iii) his 2025 annual bonus in the normal course in the first quarter of 2026, subject to the terms and conditions generally applicable to annual bonuses, and (iv) any vested benefits Mr. Webb may have under any retirement, health, or other welfare employee benefit plan of the Company through the Webb Transition Date in accordance with the terms of such employee benefit plan. Further, subject to Mr. Webb’s execution and non-revocation of a release of claims (the “Webb Release”), Mr. Webb will also be entitled to receive (a) accelerated vesting of all outstanding, unvested RSAs held by Mr. Webb on the Webb Transition Date, (b) $1,400,000 in a single lump sum payment, and (c) the transfer of Mr. Webb’s MassMutual life insurance policy to Mr. Webb, provided that Mr. Webb will be solely responsible for payment of any and all premiums in connection with such life insurance policy after transfer. Finally, Mr. Webb will remain eligible to receive a 2026 RSA under the Company’s 2018 Long-Term Incentive Plan, expected to be granted in the first half of 2026, subject to Mr. Webb’s continued employment through the grant date of the 2026 RSA, and such award would be eligible for the accelerated vesting set forth in (a) above.

The Webb Transition Agreement and Webb Release include customary covenants and confidentiality and non-disparagement provisions.

The foregoing summary of the Webb Transition Agreement is qualified in its entirety by the full text thereof, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

Mr. Graves

Mr. Kirk A. Graves, the current Senior Executive Vice President and Chief Operating Officer of the Company and the Bank, as well as a director on the Boards, has been appointed as President and Chief Executive Officer of the Company and Chairman of the Boards, effective January 1, 2026, and as President and Chief Executive Officer of the Bank, effective July 1, 2026, following the retirements of Mr. Ray and Mr. Webb, respectively. Mr. Graves will continue to fulfill the duties and responsibilities as Chief Operating Officer of the Company and the Bank going forward.

Mr. Graves, age 61, who is also a director of the Boards, has served as Senior Executive Vice President and Chief Operating Officer of the Company since 2020. He also serves as Senior Executive Vice President and Chief Operating Officer of the Bank. Mr. Graves previously served as Chief Executive Officer of State Capital Corporation (“SCC”), the entity with which BancPlus merged in 2020 and as Chief Executive Officer and Chairman of the board of directors of State Bank & Trust Company (“SBT”), a banking subsidiary of SCC, since 2016. He served as a director of SBT from 2004-2020. Previously, Mr. Graves served as Chief Financial Officer of SBT from 2002-2015. Prior to joining SCC, Mr. Graves worked at Trustmark National Bank from 1994-2002, first as Vice President for Public Finance and then as Vice President-Bank Funding Manager. From 1993-1994, Mr. Graves was an investment officer at Sunburst Financial Group. He began his career in the banking industry as Assistant Vice President for Credit Administration from 1987-1992 at Eastover Bank for Savings. Mr. Graves brings over thirty years of banking experience to his position; additionally, he holds the Chartered Financial Analyst designation and is a Certified Public Accountant.

The information required by Item 5.02(c)(3) of Form 8-K with respect to Mr. Graves has not been determined as of the date hereof. The Company intends to file an amendment to this Form 8-K when such information has been determined.

There are no arrangements or understandings between Mr. Graves and any other person pursuant to which he was appointed to serve as President and Chief Executive Officer of the Company and the Bank and Chairman of the Boards. There are no family relationships between Mr. Graves and any director or executive officer of the Company, and Mr. Graves does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. White

Mr. Charles R. White, who has been a director since 2024, will serve as Lead Independent Director of the Boards effective as of January 1, 2026. This decision reinforces the Company’s commitment to strong corporate governance and independent oversight.

Item 7.01 Regulation FD Disclosure.

On August 21, 2025, the Company issued a press release announcing the leadership succession plan described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Ray Transition Agreement, dated August 19, 2025, between the Company and William A. Ray

10.2	Webb Transition Agreement, dated August 19, 2025, between the Company and Eugene F. Webb, Jr.

99.1	Press Release issued by the Company, dated August 21, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

August 21, 2025	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer